NORWOOD FINANCIAL CORP
HOLDS ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE – May 10, 2011

HONESDALE –

The 140th Annual Meeting of Stockholders of Norwood Financial Corp (Nasdaq-NWFL), Parent Company of Wayne Bank was held on Tuesday, April 26th at the Company’s headquarters in Honesdale.

Business conducted at the Annual Meeting included remarks by Chairman of the Board John E. Marshall, who chaired the meeting, the re-election of company directors Daniel J. O’Neill and Dr. Kenneth A. Phillips, a non-binding vote to approve executive compensation, a non-binding vote on the frequency of votes on executive compensation and reports to stockholders from President and Chief Executive Officer Lewis J. Critelli and Senior Vice President and Chief Financial Officer William Lance.

Chairman Marshall welcomed stockholders and introduced the Directors and Executive Officers seated at the head table.  He then turned the meeting over to Mr. Critelli, who conducted the formal business portion of the meeting.

Mr. Lance provided stockholders with a detailed report of the Company’s financial results for 2010.  Among the highlights of the Company’s performance in 2010 cited by Mr. Lance was an increase in total assets to $537 million as of December 31, 2010, a record level of net income which totaled $7.3 million, and a nineteenth consecutive year for an increase in cash dividends.  Mr. Lance also cited key ratios such as a net interest margin of 4.04% and an efficiency ratio of 51.6% as major determinants of the Company’s success in 2010.

Mr. Critelli’s address included the results for the first quarter of 2011 and a summary of plans for the remainder of the year.  Mr. Critelli noted that first quarter earnings of $1,660,000 and earnings per share (diluted) were $.60 compared to the $.65 per share in the first quarter of 2010.  Total assets were $531 million as of March 31, 2011, with total loans outstanding of $350 million, deposits of $397 million and stockholders’ equity at $69 million.  Mr. Critelli commented on the current economic condition and the banking regulatory environment.  Mr. Critelli updated stockholders on the Bank’s technology initiatives, principally the implementation of new information technology systems.  He also reviewed the pending acquisition of North Penn Bancorp which is scheduled to close on May 31, 2011.

At the Bank’s annual reorganization meeting, the following officers were appointed for the ensuing year.

John E. Marshall	Chairman of the Board

Lewis J. Critelli	President & Chief Executive Officer

Edward C. Kasper	Executive Vice President, Secretary & Senior Loan Officer- Corporate Bank

Kenneth C. Doolittle	Executive Vice President

William S. Lance	Senior Vice President , Chief Financial Officer and Treasurer

John H. Sanders	Senior Vice President-Retail Bank

Joseph A. Kneller	Senior Vice President, Assistant Treasurer & Assistant Secretary

John Carmody	Senior Vice President

William J. Henigan, Jr.	Senior Vice President

Karyn Batzel	Vice President

Robert J. Behrens	Vice President and Loan Review Officer

Ryan French	Vice President

Joann Fuller	Vice President

Karen Gasper	Internal Auditor and Vice President

Carolyn K. Gwozdziewycz	Vice President and Community Office Manager

Sandra Halas	Vice President

Nancy A. Hart	Vice President, Controller, Assistant Treasurer and Assistant Secretary

Raymond Hebden	Vice President

Jennifer Jaycox	Vice President & Loan Operations Manager

William R. Kerstetter	Vice President

Kelley J. Lalley	Vice President, Assistant Secretary

Linda Moran	Vice President

Mary Alice Petzinger	Vice President & Community Office Manager

Mark W. Ranzan	Vice President

Barbara A. Ridd	Vice President and Assistant Secretary

Gary H. Sipe	Vice President

Eli Tomlinson	Vice President

Diane Wylam	Vice President & Senior Trust Officer

Marianne Glamann	Assistant Vice President & Community Office Manager

Wendy L. Davis	Community Office Manager

Jill Hessling	Community Office Manager

Teresa Melucci	Community Office Manager

Sandra Mruczkewycz	Community Office Manager

Rossie Demorizi-Ortiz	Community Office Manager

Laurie J. Bishop	Assistant Community Office Manager

Diane L. Richter	Assistant Community Office Manager

Jessica Santiago	Assistant Community Office Manager

Toni Stenger	Assistant Community Office Manager

Thomas Kowalski	Resource Recovery Manager

Julie Kuen	Electronic Banking Officer

Sarah Rapp	Human Resources Officer

Doreen A. Swingle	Residential Mortgage Lending Officer

Norwood Financial Corp, through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties.  The Company’s stock is traded on the Nasdaq Market, under the symbol, “NWFL”.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the proposed acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Linda Moran
Vice President
NORWOOD FINANCIAL CORP
570-253-1455
www.waynebank.com